Exhibit 10.1

FLORIDA BANK GROUP, INC.

STOCK OPTION PLAN

FLORIDA BANK GROUP, INC.

STOCK OPTION PLAN

Revised April 30, 2007

1. Purpose. Florida Bank Group, Inc., a Florida corporation (the “Company”) hereby adopts the Florida Bank Group, Inc. Stock Option Plan effective October 24, 2002 (the “Plan”) as an additional incentive to eligible employees and members of the Board of Directors (as determined under Section 3) to enter into or remain in the employ or directorship of the Company or any Affiliate (as defined below) and to devote themselves to the Company’s success by providing them with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights (the “Options”) to purchase the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). No Option granted under the Plan is intended to be an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”) for federal income tax purposes. For purposes of the Plan, the term “Affiliate” shall mean any entity that is considered part of a controlled group of corporations with the Company under section 414(b) of the Code or any entity that is considered a trade or business that is under common control with the Company within the meaning of section 414(c) of the Code.

2. Administration.

(a) Executive Committee. The Plan shall be administered by the Executive Committee designated by the Company’s Board of Directors (the “Executive Committee”). The members of the Executive Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Executive Committee’s decisions, determinations and interpretations shall be final and binding on all Optionees and all other holders of Options. Subject to the provisions of the Plan, the Executive Committee shall have the full and final authority in its discretion to take all actions determined by the Executive Committee to be necessary in the administration of the Plan.

(b) Meetings. The Executive Committee shall hold meetings at such times and places as a majority of the Executive Committee members may determine. Acts approved at a meeting by a majority of the directors who are members of the Executive Committee or acts approved in writing by the unanimous consent of the Executive Committee shall be the valid acts of the Executive Committee.

(c) Grants. The Executive Committee shall from time to time at its discretion direct the Company to grant Options pursuant to the terms of the Plan. Subject to the express provisions of the Plan or an action of the Company’s Board of Directors, the Executive Committee shall have the authority to determine the persons to whom and the times at which Options shall be granted, the number of shares of Common Stock to be granted under an Option and the price and other terms and conditions thereof. In making such determinations the Executive Committee may take into account the nature of the person’s services and responsibilities, the person’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The Executive Committee’s interpretation of any provision of the Plan or of any Option granted under it shall be final, binding and conclusive.

(d) Indemnification. Each Executive Committee member shall be entitled to indemnification by the Company in accordance with the provisions and limitations of the Company’s By-Laws, as the same may be amended from time to time, in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under the Plan in which he may be involved by reason of his being or having been a Executive Committee member, whether or not he continues to be a Executive Committee member at the time of the action, suit or proceeding.

3. Eligibility. All persons the Company or an Affiliate employs as employees who, in the Executive Committee’s judgment, hold positions of responsibility or whose performance can have a significant or material effect on the Company’s long-term success or achievement of specific objectives and all persons who are members of the Board of Directors of the Company or an Affiliate shall be eligible to participate (the “Optionees”). The Executive Committee, in its sole discretion, shall determine whether an individual qualifies as an Optionee. Subject to the Plan’s terms and restrictions, an Optionee may receive more than one Option.

4. Available Shares. The aggregate maximum number of shares of the Common Stock for which the Executive Committee may issue Options under the Plan shall be determined by the Company’s Board of Directors, adjusted as provided in Section 8 (the “Shares”). The Company’s Board of Directors may increase the number of Shares for which the Executive Committee may issue Options by appropriate resolution adopted at a duly constituted meeting of the Board of Directors or by unanimous written consent of the members of the Board of Directors. Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the Company’s treasury. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Shares allocable to the unexercised portion of such Option may again be the subject of grant pursuant to the Plan.

5. Term of Plan. The Plan is effective as of October 24, 2002 the date on which the Company’s Board of Directors adopted it. The Plan shall continue until the Company’s Board of Directors terminates it.

6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written agreements (each an “Option Agreement”) in such form or forms as the Executive Committee shall from time to time approve. Each Option Agreement shall comply with and be subject to the terms and conditions set forth below and such other terms and conditions which the Executive Committee shall from time to time specify with respect to a particular Option or Options provided they are not inconsistent with the terms of the Plan. The applicable terms need not be uniform between or among Options.

(a) Number of Shares. Each Option Agreement shall state the number of Shares to which it pertains.

(b) Option Price. Each Option Agreement shall state the price at which Shares under Option may be purchased (the “Option Price”).

(c) Exercisability. Each Option granted under the Plan shall be exercisable (i) at the time or times, (ii) for the term and (iii) subject to such terms and conditions the Executive Committee specifies in the Option Agreement. Upon termination of Optionee’s employment or directorship, all Options which have not previously vested shall immediately lapse and become void. No Option shall be exercisable after its term expires pursuant to subsection 6(e), 6(f) or 6(g). As a precondition to the exercise of any Option and the receipt of Shares, an Optionee must execute and agree to be bound by the then-current version of any shareholder agreement or other governing corporate document that is then in effect among the holders of a majority of the Company’s equity securities.

(d) Medium of Payment. An Optionee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, (iii) by a combination of the foregoing or (iv) by such other mode of payment as the Executive Committee may approve.

(e) Termination of Option. Unless the Executive Committee provides otherwise in an Option Agreement, an Option shall not be exercisable after the first to occur of the following:

(i) Term Expiration. Expiration of the term specified in the Option Agreement, which shall not exceed ten years from the date of grant.

(ii) Employment Termination before Death or Disability. Expiration of 90 days from the date the Optionee’s employment with the Company or its Affiliates terminates for reasons other than death or disability.

(iii) Disability or Death. Expiration of one year from the date the Optionee’s employment or directorship terminates due to death or disability. For purposes of this Plan, “disability” shall mean a determination by the Executive Committee after considering such medical evidence as it deems necessary that the Optionee is unable to perform the primary functions of his employment position or directorship.

(iv) Call. If the Optionee’s employment or directorship terminates, the Company may unilaterally terminate the Optionee’s option during the period the Option remains exercisable under subsection 6(e)(ii) or (iii) above by payment to the Optionee of an amount equal to the difference (less any applicable tax withholding) between (i) the fair market value of the Shares as determined by the Company’s Board of Directors based on the appraisal made for the year last ended on or before the notice date and such other factors as the Board of Directors shall deem relevant and (ii) the Option Price.

(v) Forfeiture. The date forfeiture occurs under subsection 6(f).

(f) Forfeiture. An Option shall terminate immediately upon a finding by the Executive Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service or has disclosed trade secrets or confidential information of the Company or an Affiliate or engaged in competition with the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee, upon a determination by the Executive Committee, shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon the Company’s refund of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

(g) Transfers. Generally, an Optionee may not transfer any Option granted under the Plan. At the Optionee’s death, an Optionee may transfer an Option by will or by the laws of descent and distribution. If a transfer occurs under this subsection, the transferred Option shall remain subject to all Plan provisions. A transferee shall be required to furnish proof satisfactory to the Executive Committee of the transfer to him by will or laws of descent and distribution. As a precondition to receiving any transferred Option, the transferee must execute and agree to be bound by the then-current version of any shareholder agreement or other governing corporate document that is then in effect among the holders of a majority of the Company’s equity securities.

(h) Repurchase Rights; Rights of First Refusal. All Shares issued upon exercise of Options shall be subject to a right of first refusal and other transfer restrictions provided for under the Company’s Certificate of Incorporation, as amended, the then-current shareholder agreement or other applicable Company documents. In addition, as a condition of Option exercise, the Executive Committee may include in the Option Agreement a requirement that the Optionee become a party to an agreement with the Company that requires the Optionee to sell the Shares back to the Company at the Option Price or a formula price, as provided for in such agreement. Shares shall bear appropriate legends reflecting applicable restrictions.

(i) Other Provisions. The Option Agreement shall contain such other provisions, without limitation, as the Executive Committee shall deem advisable.

(j) Amendment. The Executive Committee shall have the right to amend Option Agreement issued to an Optionee subject to the Optionee’s consent.

(k) Triggering Event. Upon the occurrence of any “triggering event” specified below and approval by the Company’s Board of Directors, an Optionee shall be deemed to have exercised all of his Options. If a triggering event occurs and the Company’s Board of Directors has given its consent, all of an Optionee’s outstanding Options shall be deemed vested and exercisable.

(i) Asset Sale. Sale of all or substantially all of the operating assets of the Company to an unrelated party.

(ii) Stock Sale. Sale, merger, or consolidation that results in more than 50 percent of the Company’s equity securities then issued and outstanding to be owned by persons or entities other than the Company’s shareholders on the date hereof (or any family member of any shareholder or any entity controlled by any shareholder).

(iii) Corporate Transaction. Completion of a transaction (or series of integrated transactions) that has the economic effect of any of the events described above.

7. Method of Option Exercise. Optionee may exercise this Option by written notice to the Company’s Chairman and Chief Executive Officer specifying the number of shares to be purchased accompanied with the payment of the Option Price in cash, by certified check or by a combination of the foregoing. Such exercise shall be effective when actually received by the Company’s Chairman and Chief Executive Officer at the Company’s principal place of business. Unless the shares are covered by a then current registration statement or a Notification under Regulation A of the Securities Act of 1933 (“Act”) and current registration under all applicable state securities laws, containing the Optionee’s acknowledgement in form and substance satisfactory to the Company that the Optionee (i) is purchasing the shares for investment and not for distribution or resale (other than a distribution or resale that, in the opinion of counsel to the Company, may be made without violating the registration provisions of the Act), (ii) has been advised and understands that (A) the shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 of the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the shares under the Act to take any action which could make available to the Optionee an exemption from such registration and (iii) has been advised and understand that such shares may not be transferred without compliance with all applicable federal and state securities laws.

8. Adjustments on Changes in Common Stock. The aggregate number of shares and class of shares as to which Options may be granted hereunder, the number of Shares covered by each outstanding Option and the Option Price thereof in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Common Stock upon the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock shall be appropriately adjusted by the

Board of Directors. The Board of Directors, or the Executive Committee if so delegated by the Board of Directors, shall have authority to determine the adjustments to be made under this Section and any such determination by the Board of Directors or Executive Committee shall be final, binding and conclusive.

9. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable or terminate the Plan in full.

10. Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ of the Company or an Affiliate or as a member of the Company’s or an Affiliate’s Board of Directors or in any other capacity.

11. Withholding of Taxes. As a condition for the receipt of an Option, the Optionee agrees that the Company (or the Affiliate employing him) may deduct from wages or other amounts payable to him or that he will pay over to the Company any amount necessary to satisfy any federal, state and/or local withholding tax requirements and that the Company shall have the right to take whatever action it deems necessary to protect its interests with respect to tax liabilities resulting from any act or event in connection with the Plan.

12. Rules of Interpretation. Regardless of the number and gender specifically used, words used in the Plan shall be deemed and construed to include any other number (singular or plural) and any other gender (masculine, feminine or neuter) as the context indicates is appropriate. Section headings are for convenience only; they form no part of the Plan.

13. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Delaware without giving effect to any conflict of law provisions.

14. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

ATTEST:

FLORIDA BANK GROUP, INC.

/s/ Kim P. Buchanan	By:	/s/ Robert Rothman
Secretary		Robert Rothman
(Corporate Seal)		Chairman of the Board

	Date:	5/1/2007

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